As filed with the Securities and Exchange Commission on December 23, 2002

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMDL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0413161 (I.R.S. Employer Identification No.)

2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
(714) 505-4460
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary L. Dreher, President
AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
(714) 505-4460
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Richard H. Bruck, Esquire
Oppenheimer Wolff & Donnelly LLP
840 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 823-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ___________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $.001 par value per share	950,000 shares	$1.00	$777,500	$102

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)	The shares underlying the Warrants held by the selling shareholder are exercisable at varying prices from $.70 to $1.00 per share and such exercise prices have been used for the purpose of calculating the registration fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
AMDL
FORWARD LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
MATERIAL CHANGES
LEGAL MATTERS
EXPERTS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

     We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this Prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this Prospectus. Information contained in this Prospectus or in our public reports may become stale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the shares. The selling shareholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.

AVAILABLE INFORMATION	3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3
AMDL	4
FORWARD LOOKING STATEMENTS	5
RISK FACTORS	6
USE OF PROCEEDS	9
SELLING SHAREHOLDER	10
PLAN OF DISTRIBUTION	10
MATERIAL CHANGES	11
LEGAL MATTERS	12
EXPERTS	12

In this Prospectus, “AMDL,” “Company,” “we,” “us,” and “our” refer to AMDL, Inc.

PROSPECTUS

AMDL, INC.

950,000 SHARES
OF COMMON STOCK

     This Prospectus relates to shares of Common Stock of AMDL, Inc. which may be offered for sale for the account of a certain shareholder identified herein. Up to 950,000 shares of our Common Stock are being registered, all of which shares will be issued and sold only upon the exercise of certain Warrants held by the selling shareholder. The shares covered by this Prospectus may be offered or sold by the selling shareholder not later than 120 days following the latest expiration date of the selling shareholder’s Warrants.

     The selling shareholder may sell all or any portion of its shares of Common Stock in one or more transactions on the American Stock Exchange or in private, negotiated transactions. The selling shareholder will determine the prices at which it sells its shares. We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling shareholder. However, we will receive $777,500 from the exercise of the Warrants.

     On December 16, 2002, there were 9,039,990 shares of Common Stock outstanding. The Common Stock is listed on the American Stock Exchange and traded under the symbol “ADL.” On December 12, 2002, the last reported sale price of the Common Stock was $0.61 per share.

     We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire Prospectus and any amendments or supplements carefully before you make your investment decision.

The shares of Common Stock offered or sold under this Prospectus involve a high degree of risk. See “Risk Factors” beginning at Page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December ___, 2002.

AVAILABLE INFORMATION

     We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain reports, proxy and information statements, and other information regarding issuers (including the Company) may be found. In addition, such material concerning the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     This Prospectus is part of a registration statement filed with the SEC. The registration statement contains more information than this Prospectus regarding the Company and its Common Stock, including certain exhibits filed. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate” into this Prospectus information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

•	Annual Report on Form 10-KSB for the year ended December 31, 2001

•	Current Report on Form 8-K dated January 8, 2002

•	Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2002

•	Current Report on Form 8-K dated April 22, 2002

•	Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2002

•	Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002

•	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed September 21, 2001

     We will provide without charge to each person, including any beneficial owner of Common Stock, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be directed to:

AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
Attention: Gary L. Dreher, President
Telephone (714) 505-4460

AMDL

     We are a theranostics (therapy and diagnosis) company, involved in the detection and treatment of cancer. We develop, manufacture, market and sell various immunodiagnostic kits for the detection of cancer and other diseases. Our products are used by hospital, clinical, research and forensic laboratories and doctor’s offices to obtain precise and rapid identification of certain types of cancer and other diseases. We have two primary kits: DR-70® for detection of cancer of the lungs, breasts, rectum, colon, ovaries, esophagus, cervix, thyroid, pancreas, stomach and liver, and the Pylori-Probe™ for detection of Helicobacter Pylori, a bacterium that colonizes the mucus lining associated with gastric and peptic ulcers. DR-70® is not cleared for sale in the United States. DR-70® is intended for use by clinical laboratories, hospitals and reference laboratories as a cost-effective tool to assist in the detection of cancer. We market DR-70® primarily in Europe and Asia through recently developed distribution channels. Pylori-Probe™ is cleared for sale in the United States; however, we are not actively marketing Pylori-Probe™ at this time.

     In August 2001, we acquired a combination immunogene therapy technology that is a possible treatment for those already diagnosed with cancer and could eventually be used as a vaccine to protect patients known to be at risk because of a family history for certain types of cancer. The combination therapy is intended to both build the body’s immune system and destroy cancer cells. This technology involves injecting the cancer patient’s tumor with two vectors (a granulocyte-macrophage colony stimulating factor and a T-Cell co-stimulating factor), thereby activating an immune response against the cancer cells. We are actively seeking a pharmaceutical or biotechnology strategic partner to joint venture with or otherwise license our immunogene therapy technology.

     We also offer a full line of non-proprietary cancer tumor markers like CEA for colon cancer, PSA for prostate cancer and other diagnostic products.

     Our objective is to be a leading provider of cancer-detecting immunodiagnostic kits. In order to meet our objectives, we plan to do the following:

•	Continue to distribute DR-70® kits in current markets of Europe and Asia;

•	Develop additional DR-70® distribution channels in existing markets;

•	Seek to develop DR-70® distribution channels in new markets;

•	Seek additional diagnostic technologies and products in order to distribute them within our existing and growing sales network;

•	Seek U.S. Food and Drug Administration clearance and international approvals for our DR-70 ® product for which we have commenced clinical trials; and

•	Pursue one or more strategic partners to license and develop our combination immunogene therapy technology.

FORWARD LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference forward-looking statements which reflect our current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions identify “forward-looking statements” which speak only as of the date of the statement made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

     You should consider carefully the following risk factors, as well as the other information contained in this Prospectus, in evaluating an investment in our Common Stock.

Our product development efforts may not result in commercial products.

     We intend to continue an aggressive product development program as soon as funds are available therefor. Successful cancer detection and treatment product development is highly uncertain, and very few research and development projects produce a commercial product. Product candidates like DR-70® or the combination immunogene therapy technology that appear promising in the early phases of development, such as in early animal or human clinical trials, may fail to reach the market for a number of reasons, such as:

•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results

•	the product candidate was not effective in treating a specified condition or illness

•	the product candidate had harmful side effects on humans

•	the necessary regulatory bodies, such as the U.S. Food and Drug Administration, did not approve our product candidate for an intended use

•	the product candidate was not economical for us to manufacture and commercialize

•	the product candidate is not cost effective in light of existing therapeutics

     Of course, there may be other factors that prevent us from marketing a product including, but not limited to, our limited cash resources. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing may vary by product and by the intended use of a product. We cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval.

     Without additional financing, our operations may have to be restricted severely. We are dependent on the receipt of either the proceeds from the exercise of the Warrants or additional financing to complete the FDA Clinical Trials for our DR-70® product and additional financing may still be required to fund further growth in the Company’s business. Without such financing, our activities will likely be restricted to licensing our products to others, although there can be no assurances that our products can be successfully licensed.

Our current products cannot be sold in certain countries if we do not obtain and maintain regulatory approval.

     We conduct research, preclinical testing and clinical trials and we manufacture, distribute and market our products for their approved indications. These activities are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the FDA and the Centers for Medicare and Medicaid Services (formerly Health Care Financing Administration), as well as by certain foreign countries, including some in the European Union. Currently, we (or our distributors) are required in the U.S. and in foreign countries to obtain approval from those countries’ regulatory authorities before we can market and sell our products in those countries. Obtaining regulatory approval is costly and may take many years, and after it is obtained, it remains costly to maintain. The FDA and other U.S. and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply or indefinitely.

Government approval for marketing DR-70® is not assured.

     We have begun the FDA submission process for DR-70®. This process requires responding to FDA inquiries and conducting significant clinical trials before marketing approval can be obtained. The schedule for submitting responses to the FDA and conducting the required clinical trials cannot be determined with specificity. Accordingly, there can be no assurance that marketing approval for DR-70® will ever be obtained or, if obtained, what the timing thereof will be.

If our intellectual property positions are challenged, invalidated or circumvented, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected.

     The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies’ patents. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do.

     We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Additionally, some of our competitors market products or are actively engaged in research and development in areas where we are developing product candidates. Large pharmaceutical corporations have greater clinical, research, regulatory and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We are dependent on our distributors.

     Our operating revenues are currently derived from the sale of DR-70® kits to our distributors and certain OEM product sales. None of our distributors are contractually required to buy any specific number of DR-70® kits from us. Accordingly, based upon this fact and historical sales, any projection of future orders or sales of DR-70® kits is unreliable. In addition, the amount of our products purchased by our distributors can be adversely affected by a number of factors, including their budget cycles and the amount of funds available to them for product promotion and marketing.

We are subject to risks associated with international operations.

     Our business strategy includes the continued dependence on foreign distributors for our DR-70® product. In the near term, we anticipate that all of our efforts will be to expand international distribution. To date, we have not been successful in generating a significant increase in sales through distribution channels in existing markets or in developing distribution channels in new markets. We may also commence manufacturing of DR-70® in foreign jurisdiction in the future. As we expand our international operations, we will increasingly be subject to the risks associated with such operations, including: (i) fluctuations in currency exchange rates, (ii) compliance with local laws and other regulatory requirements, (iii) restrictions on the repatriation of funds, (iv) inflationary conditions, (v) political and economic instability, (vi) war or other hostilities, (vii) overlap of tax structures, and (viii) expropriation or nationalization of assets. The inability to effectively manage these and other risks could adversely affect our business.

We do not intend to pay dividends on our Common Stock in the foreseeable future.

     We currently intend to retain any earnings to support our growth strategy and do not anticipate paying dividends in the foreseeable future.

Future sales of Common Stock could adversely affect the market price of our shares.

     We cannot predict the effect that future sales of Common Stock will have on the market price of the Common Stock. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Approximately 5,300,000 of the shares of Common Stock currently issued and outstanding are “restricted securities” as that term is defined under Rule 144 under the Securities Act of 1933 and may not be sold unless they are registered or unless an exemption from registration, such as the exemption provided by Rule 144, is available. Virtually all of these restricted securities are currently eligible for resale pursuant to Rule 144, subject to the volume and manner of sale limitations prescribed by Rule 144, including 2,000,000 shares of which are subject to a voting trust.

Our stock price is volatile, which could adversely affect your investment.

     Our stock price, like that of other cancer diagnostic and treatment companies, is highly volatile. Our stock price may be affected by such factors as:

•	clinical trial results

•	product development announcements by us or our competitors

•	regulatory matters

•	announcements in the scientific and research community

•	intellectual property and legal matters

•	broader industry and market trends unrelated to our performance

     In addition, if our revenues or earnings in any period fail to meet the investment community ’s expectations, there could be an immediate adverse impact on our stock price.

USE OF PROCEEDS

     The proceeds from the sale of the shares are solely for the account of the selling shareholder. Accordingly, we will not receive any proceeds from the sale of the shares from the selling shareholder. However, we will receive gross proceeds of $777,500 (before registration costs) from the exercise of the Warrants to purchase the 950,000 shares of Common Stock underlying the Warrants offered hereby. We intend to use the proceeds received from the exercise of the Warrants for our general working capital needs.

SELLING SHAREHOLDER

     This Prospectus relates to the offering of 950,000 shares of our Common Stock by the person named in the table below. The selling shareholder is the holder of Warrants issued in connection with services provided by the selling shareholder to the Company under an Investment Banking Agreement entered into by the parties on December 9, 2002. The selling shareholder is a management and consulting company that advises other companies on a variety of business matters, including debt management. Under these Warrants, the selling shareholder is entitled, subject to fulfillment of certain exercise conditions, to purchase (a) up to 200,000 shares of Common Stock at an exercise price of $.70 per share not later than January 31, 2003, (b) up to 250,000 shares of Common Stock at an exercise price of $.70 per share not later than February 28, 2003, (c) up to 250,000 shares of Common Stock at an exercise price of $.85 per share not later than March 31, 2003, and (d) up to 250,000 shares of Common Stock at an exercise price of $1.00 per share not later than April 30, 2003. All of the shares of Common Stock underlying these Warrants are included in this registration.

     The following table sets forth certain information, as of December 19, 2002, and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of Common Stock by the selling shareholder. Our registration of these shares of Common Stock does not necessarily mean that the selling shareholder will sell all or any of such shares. Except as otherwise indicated above or in the footnotes to the table below, the selling shareholder has not held any position or office or had any material relationship with the Company or any of its subsidiaries within the past three years and the selling shareholder possesses sole voting and investment power with respect to the shares shown.

Shares Beneficially
	Owned as of			Shares Beneficially
	December , 2002(1)			Owned After Offering(2)
Max. No. of
Name	Number	% of Class	Shares to be Sold	Number	% of Class

Delta Asset Holding Corp.(3)	950,000	9.5%	950,000	-0-	0%

(1)	Includes all shares issuable upon exercise of the Warrants.
(2)	Assumes exercise of such holder’s Warrants and sale of all of the underlying shares of Common Stock included in this registration.
(3)	Delta Asset Holding Corp. provides consulting services to the Company pursuant to the terms of an Investment Banking Agreement dated December 9, 2002.

     The selling shareholder will sell its shares in one or more market transactions on the American Stock Exchange or in privately negotiated transactions at standard terms, including commissions at market rates for similar transactions.

PLAN OF DISTRIBUTION

     Shares of Common Stock covered hereby may be offered and sold from time to time by the selling shareholder. The selling shareholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may sell the shares being offered hereby: (i) on the American Stock Exchange, or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or (ii) in private sales at negotiated prices or by a combination of such methods of sale.

     Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholder (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling shareholder. Broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the American Stock Exchange, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     The selling shareholder and any underwriter, dealer or agent who participates in the distribution of such shares may be deemed to be “underwriters” under the Securities Act of 1933, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission. The selling shareholder may indemnify any broker-dealer who participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

MATERIAL CHANGES

     Since December 31, 2001, the following events have taken place which have not been reported on by us in a Quarterly Report on Form 10-QSB or a Current Report on Form 8-K:

     We continue to be in the process of seeking U.S. Food and Drug Administration clearance for our DR-70® diagnostic test kit product for which we have submitted protocols and have recently commenced clinical studies. However, we are currently not permitted to sell DR-70® in the United States.

     We have previously received regulatory approval from various foreign governments to sell our DR-70® products. We market the DR-70® primarily in Europe and Asia through recently developed distribution channels. However, currently, we have not been successful in generating a significant increase in sales through distribution channels in these existing markets or in developing distribution channels in new markets.

     We previously acquired a combination immunogene therapy technology that is a possible treatment for those already diagnosed with cancer and could eventually be used as a vaccine to protect patients known to be at risk because of a family history for certain types of cancer. We are actively seeking a pharmaceutical or biotechnology strategic partner to joint venture with or otherwise license our immunogene therapy technology, however none have been selected to date.

     Our cash assets continue to be depleted as a result of cash used for research and development and losses incurred in operations. Our balance sheet at September 30, 2002 reflected cash assets of approximately $760,000. In late November 2002, we raised $100,000 in proceeds from the sale to an investor of 250,000 shares of our Common Stock at a price of $.40 per share. Currently, however, our cash assets have declined to approximately $________ at December ___, 2002 and are expected to continue to decline further unless we receive the gross proceeds from the exercise of the Warrants or we are successful in selling other equity securities.

LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon by Oppenheimer Wolff & Donnelly LLP, Newport Beach, California.

EXPERTS

     The Company’s consolidated financial statements incorporated by reference in this Prospectus have been audited by Corbin & Wertz, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Corbin & Wertz pertaining to such financial statements (to the extent covered by consents filed with the SEC) and upon the authority of such firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED
IN PROSPECTUS

Item 14. Itemized Statement of Expenses.

     The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of Common Stock of the registrant covered by this Registration Statement.

SEC Registration Fee	$102
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$5,000
Printing Fees and Expenses	$0
Miscellaneous	$460

Total	$10,562

Item 15. Indemnification of Directors and Officers.

     Delaware Statutes

     Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

     (a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

     (b)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c)      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     (d)      Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e)      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f)      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

     (g)      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h)      For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i)      For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j)      The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k)      The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees). (Last amended by Ch.120,L.’97,eff.7-1-97.)”

Certificate of Incorporation

     AMDL’s Certificate of Incorporation provides that the directors and officers of AMDL shall be indemnified to the fullest extent permitted by law. AMDL’s Bylaws also contain a provision for the indemnification of AMDL’s directors (see “Indemnification of Directors and Officers - Bylaws” below).

Bylaws

     AMDL’s Bylaws provide for the indemnification of AMDL’s directors, officers, employees, or agents under certain circumstances as follows:

“ARTICLE VIII
INSURANCE AND OFFICER
AND DIRECTOR CONTRACTS

     Section 8.01   Indemnification: Third Party Actions.   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 8.02   Indemnification: Corporate Actions.   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 8.03   Determination.   To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under sections 8.01 or 8.02 hereof, unless ordered by a court, shall be made by the corporation only in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard or conduct set forth in sections 8.01 or 8.02 hereof. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by a majority vote of quorum of stockholders at any meeting duly called for such purpose.

     Section 8.04   Advances.   Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

     Section 8.05   Scope of Indemnification.   The indemnification and advancement of expenses provided by, or granted pursuant to, sections 8.01, 8.02, and 8.04:

(a)	Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b)	Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 8.06   Insurance.   The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

     Section 8.07   Officer and Director Contracts.   No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a)	The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum;

(b)	The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of the stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or

(c)	The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.”

Indemnity Agreements

     Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

Item 16. Exhibits.

4.1*	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant’s Annual Report of Form 10-K for the year ended December 31, 1989 and Quarterly Report on Form 10-QSB for the period ended September 30, 1998).

4.2*	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-27149)).

4.3*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 5 to the Registrant’s Registration Statement on Form 8-A (File No. 001-13581)).

5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

23.2	Consent of Corbin & Wertz.

24.1	Power of Attorney (included on Page II-8 of this Registration Statement).

99.1	Investment Banking Agreement dated December 9, 2002.

99.2	Stock Purchase Warrant dated December 9, 2002.

99.3	Stock Purchase Warrant dated December 9, 2002.

99.4	Stock Purchase Warrant dated December 9, 2002.

99.5	Stock Purchase Warrant dated December 9, 2002.

* Previously filed.

Item 17. Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)       To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement relating to the securities offered herein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on December 19, 2002.

AMDL, INC.

By:	/s/ Gary L. Dreher

Gary L. Dreher, President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Dreher, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Thompson III

WILLIAM M. THOMPSON III	Chairman of the Board of Directors	December 19, 2002

/s/ Gary L. Dreher	President, Chief Executive Officer and
	Director	December 19, 2002
GARY L. DREHER

/s/ Douglas C. MacLellan

DOUGLAS C. MACLELLAN	Director	December 19, 2002

/s/ Edward R. Arquilla

EDWARD R. ARQUILLA	Director	December 19, 2002

/s/ Marvin E. Rosenthale

MARVIN E. ROSENTHALE	Director	December 19, 2002

/s/ Arthur S. Rosten
Chief Financial Officer and Principal
ARTHUR S. ROSTEN	Accounting Officer	December 19, 2002

INDEX TO EXHIBITS

Exhibit		Page or Location
4.1*	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant’s Annual Report of Form 10-K for the year ended December 31, 1989 and Quarterly Report on Form 10-QSB for the period ended September 30, 1998.)

4.2*	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-27149)).

4.3*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 5 to the Registrant’s Registration Statement on Form 8-A (File No. 001-13581)).

5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

23.2	Consent of Corbin & Wertz.

24.1	Power of Attorney (included on Page II-8 of this Registration Statement).

99.1	Investment Banking Agreement dated December 9, 2002.

99.2	Stock Purchase Warrant dated December 9, 2002.

99.3	Stock Purchase Warrant dated December 9, 2002.

99.4	Stock Purchase Warrant dated December 9, 2002.

99.5	Stock Purchase Warrant dated December 9, 2002.

* Previously filed.